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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 17, 1994 appearing on page 29 of Leggett & Platt, Incorporated's
Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which is included in this Form 10-K.

1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.

2.  Form S-8, Registration No. 33-44224, filed November 27, 1991.

3.  Form S-8, Registration No. 33-45334, filed January 27, 1992.

4.  Form S-8, Registration No. 33-45335, filed January 27, 1992.

5.  Form S-8, Registration No. 33-45336, filed January 27, 1992.

6.  Form S-8, Registration No. 33-67910, filed August 26, 1993.



/s/ Price Waterhouse

PRICE WATERHOUSE



St. Louis, Missouri
March 18, 1994